UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 2, 2015

Warren Resources, Inc.

(Exact Name of Registrant

as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders

Warren Resources, Inc. held its Annual Meeting of Shareholders on June 2, 2015. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1. To elect each of Mr. Lance Peterson and Mr. Leonard DeCecchis as directors for a term expiring at the 2018 Annual Meeting, or until their successors are duly elected:

Name	For	Withhold	Broker Non-Votes
Leonard DeCecchis	29,122,643	2,763,586	30,825,646
Lance Peterson	29,393,550	2,492,679	30,825,646

All directors were duly elected.

Proposal 2. To approve the Second Amendment to the 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
28,199,447	3,247,272	439,510	30,825,646

The amendment to the 2010 Stock Incentive Plan was approved.

Proposal 3. Ratification of the appointment of Grant Thornton LLP as independent auditors for 2015:

For	Against	Abstain	Broker Non-Votes
61,263,160	961,763	486,952	—

The selection of independent auditors was ratified.

Proposal 4. To approve, on a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2015 proxy statement:

For	Against	Abstain	Broker Non-Votes
28,569,491	2,696,729	620,009	30,825,646

On a non-binding advisory basis, the Company’s compensation of its named executive officers as disclosed in the 2015 proxy statement was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 4, 2015

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President, General Counsel & Corporate Secretary